AMENDMENT TO SYMETRA LIFE INSURANCE COMPANY PARTICIPATION AGREEMENT

Symetra Life Insurance Company, Variable Insurance Products Fund, Variable Insurance Products Fund II And Variable Insurance Products Fund III Variable Insurance Products Fund IV, and Variable Insurance Products Fund V and Fidelity Distributors Company LLC hereby amend the Participation Agreement (“Agreement”) dated February 25, 2007, as amended, by doing the following:

1.Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A:

2.Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 13th day of May, 2021.

SYMETRA LIFE INSURANCE COMPANY

By:
Name:    Jon S. Stenberg
Title:    Executive Vice President

VARIABLE INSURANCE PRODUCTS FUND
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V

By: ___________________________
Name:__________________________
Title: Authorized Signatory

FIDELITY DISTRIBUTORS COMPANY LLC

By:
Name: _________________________
Title: _________________________

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and        Policy Form Numbers of Contracts
Date Established by Board of Directors    Funded By Separate Account

Symetra Separate Account SL             Premier Accumulation Life
November 6, 1986                Enhanced Accumulation Life
                        Symetra Complete
                        Symetra Complete Advisor
Accumulator Variable Universal Life

Symetra Separate Account C            Spinnaker
September 14, 1993                Spinnaker Advisor
                        Spinnaker Choice
                        Focus
                        Retirement Passport GVA
                        Mainsail

Symetra Resource Variable Account B         Spinnaker Plus
February 6, 1986                    Resource B
                        Symetra True Variable Annuity

Unregistered Accounts

Symetra Separate Account D            Symetra GVA

Symetra Separate Account VL            VCOLI
July 29, 2008

Symetra Separate Account A            Resource A